EXHIBIT 5.1

[LBB Letterhead]
April 4, 2005

Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706

Re:     Registration Statement

Ladies and Gentlemen:

We have acted as counsel to you in connection with the sale by certain shareholders of Methode Electronics, Inc. (the “Company”) of up to 623,526 shares of the Company’s common stock, par value $0.50 each (the “Stock”), and in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on or about the date of this letter in connection with the registration of the Stock.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Restated Certificate of Incorporation and By-Laws, and amendments thereto, and such other documents (including the Purchase Agreement and the Registration Statement) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as we have deemed necessary to render this opinion.

Based upon and subject to the foregoing, it is our opinion that the Stock, to the extent such Stock represents original issuances by the Company, when issued in the manner referred to in the Purchase Agreement after the Registration Statement has become effective under the Act, will be legally issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto, including all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Legal Matters.”

Very truly yours,

Lord, Bissell & Brook LLP

/s/ Lord, Bissell & Brook LLP